Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into by and between Leonard A. Mariani (the “Executive”) and Career Education Corporation, a Delaware corporation (the “Company”).

1. Separation and Effective Dates: The Executive’s employment with the Company and, to the extent applicable, with its direct and indirect subsidiaries, affiliates, companies, divisions, units, schools, and affiliated schools (the “Company Affiliates”), terminates effective June 1, 2009 (the “Separation Date”). The Executive understands and agrees that from and after the Separation Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company or the Company Affiliates. This Agreement shall not become effective or enforceable until all parties have signed an original of this Agreement and the revocation period referenced in Paragraph 18 has expired.

2. No Claims: The Executive represents and agrees that he has not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Releasees (as defined in Paragraph 11) with any court, any governmental agency, any regulatory body or any other third party with respect to any matter related to the Company, a Company Affiliate or a Releasee, or arising out of his employment with and/or separation from the Company.

3. Payment of Moneys Owed: The Executive and the Company acknowledge that the Company has paid, or will pay no later than June 15, 2009, all remuneration owed to the Executive as a result of his employment with and separation from the Company, related to (a) his salary through the Separation Date, (b) all accrued (but unused) vacation pay for 2009 through the Separation Date, and (c) all business expenses, if any, incurred by him through the Separation Date as a result of his employment with the Company, provided that such expenses are authorized under and consistent with the expense reimbursement policies of the Company. Except as specifically provided for in this Paragraph 3 and in Paragraphs 6 and 9, the Executive shall not be entitled to receive any compensation or benefits of employment from the Company or any Company Affiliate following the Separation Date.

4. Non-Admission of Liability and Acknowledgement of Compliance: This Agreement and the fact that it was offered are not and shall not in any way be construed as admissions by the Company that it violated any federal, state or local law, statute or regulation, or that it acted wrongfully with respect to the Executive or to any other person or entity in any manner. The Company specifically disclaims any liability to or wrongful acts against the Executive or any other person or entity. Further, the Executive acknowledges and agrees that it is the policy of the Company to comply with all applicable federal, state and local laws and regulations. The Executive affirms that he has reported all compliance issues and violations of federal, state and local laws or regulations or Company policy of which he had knowledge during the term of his employment, if any. The Executive represents and acknowledges that he has no further or additional knowledge or information regarding compliance issues or possible violations of federal, state or local laws or regulations or Company policy other than what the Executive has previously raised, if any.

5. Non-Admissibility: Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the Company or the Executive of any violation of any state, federal or local laws or regulations or any rules, regulations, criteria or standards of any regulatory body. This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

6. Consideration: In exchange for the promises and agreements made by the Executive contained in this Agreement and in satisfaction of the terms of the Career Education Corporation Severance Plan for Executive Level Employees the Company will (a) within ten (10) days following the date this Agreement may no longer be revoked by the Executive as described in Paragraph 18 of this Agreement (and provided that this Agreement has not been revoked), (i) pay to the Executive a lump-sum payment of $350,000.00 (which amount is equal to twelve (12) months of pay calculated based on the Executive’s base salary as of the Separation Date), less all applicable taxes and other withholdings; and (ii) pay to the Executive a lump-sum payment of $72,870.00, less all applicable taxes and other withholdings, which is made in lieu of any bonus that the Executive may have earned for the year that includes the Separation Date; (b) if the Executive is currently a participant in the Company health and/or dental insurance plan(s) and the Executive timely elects to continue insurance coverage under federal COBRA law, pay the Executive’s COBRA premium for the following month(s): July 2009; August 2009; September 2009; October 2009; November 2009; December 2009; January 2010; February 2010; March 2010; April 2010; May 2010 and June 2010; and (c) pay for one year of access to executive-level outplacement services to be provided to the Executive by an organization selected by the Company at a cost of up to, but not exceeding, $75,000.00, which amount will be paid directly to the outplacement services provider.

The Executive acknowledges that the monies and benefits set forth in this Paragraph 6 constitute additional consideration above and beyond anything to which the Executive is already entitled, in exchange for his execution of this Agreement.

In addition to the foregoing, and pursuant to that certain Option and Restricted Stock Amendment Agreement, dated as of February 20, 2009, by and between the Executive and the Company, as of the Separation Date, (A) all unvested Options (as defined in the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”) held by the Executive under the Plan shall become one hundred percent (100%) vested and exercisable pursuant to, and subject to, the terms of the Plan and the applicable Award Agreement (as defined in the Plan) and shall remain exercisable pursuant to the terms of the Plan and any applicable Award Agreement (i.e., within 90 days of the Separation Date), and (B) shares of Restricted Stock (as defined in the Plan) held by the Executive under the Plan shall become fully vested.

7. No Disparagement or Encouragement of Claims: The Executive agrees that he will not, nor will he cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Company, any Company Affiliate or any Releasee (as defined in Paragraph 11), to either the press, the media or any other third party, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law. The Company similarly agrees that its officers and directors will not, nor will they cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Executive to either the press, the media or any third party, except if testifying truthfully under oath pursuant to lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

8. Non-Competition, Non-Solicitation and Confidential Information.

8.1 Confidential Information and Protection of Confidential Information. The Executive acknowledges that, throughout and as an incident to his employment with the Company, the Executive has become acquainted with and received Confidential Information relating to the Company, including trade secrets, processes, methods of operation, business models and plans, advertising and marketing plans and strategies, Company records, research techniques and results, academic programs, academic course development, methods of instruction, training programs, computer programs, databases, software codes, systems and models, marketing, promotional and sales programs, and financial information concerning the business of the Company, which information is not readily available to the public and gives the Company an opportunity to gain an advantage over competitors who do not know or use this information in the same manner as the Company, and which the Company regards as confidential and proprietary (collectively “Confidential Information”). Such Confidential Information includes, but is not limited to: (i) information relating to the Company’s past and existing students and vendors and the development of prospective students and vendors, including, but not limited to, specific student service and product requirements, pricing, arrangements, payment terms, student lists and other similar information; (ii) inventions, designs, methods, discoveries, works of authorship, creations, improvements or ideas developed or otherwise produced, acquired or used by the Company; (iii) advertising and marking plans and strategies; (iv) the Company’s proprietary programs, processes or software; (v) the subject matter of any patents, design patents, copyrights, trade secrets, trademarks, service marks, trade names, trade dress, manuals, operating instructions, training materials, and other industrial property; and (vi) other confidential and proprietary information or documents relating to the Company or its students or vendors which the Company reasonably regards as being confidential. Confidential Information does not include: (a) information known in general to The Executive’s profession, or that becomes known thereafter, other than by an unauthorized act of the Executive; (b) information that was lawfully in the Executive’s possession before his employment with the Company; or (c) information obtained lawfully and in good faith from another party after such disclosure emanating from an original source other than the Company.

The Executive acknowledges that the Confidential Information is of incalculable value to the Company and is the exclusive property of the Company, and that the Company would suffer irreparable damage if any of the Confidential Information is improperly disclosed or used. Accordingly, the Executive will not, at any time during or after the Executive’s separation from employment with the Company, reveal, divulge, or make known to any person, firm or corporation any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised, or otherwise created in whole or in part by the efforts of the Executive. The Executive further agrees that he will retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive except as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided, that the Executive will, to the extent practicable, give the Company prior written notice of any such disclosure and will cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information that is, or without any action by the Executive becomes, generally available to the public.

8.2 Non-Competition. Commencing on the Separation Date and for fifty-two (52) weeks thereafter, the Executive shall not, in any way, directly or indirectly, either for the Executive or any other person or entity, whether paid or unpaid, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that competes with the Company or any of its subsidiaries in any capacity that involves any responsibilities or activities involving or relating to any Competing Educational Service, as defined herein. “Competing Educational Service” means any educational service that competes with the educational services provided by the Company and/or any of its subsidiaries, including, but not limited to, coursework in the areas of visual communication and design technologies; information technology; business studies; culinary arts; and health education, or any education service. The Executive hereby acknowledges that the following organizations, among others, provide Competing Educational Services, and should the Executive accept employment with, own, manage, operate, consult or provide expert services to any of these organizations within said 52-week period, it would inevitably require the use and/or disclosure of Confidential Information belonging to the Company and/or its subsidiaries and would provide such organizations with an unfair business advantage over the Company: DeVry, Inc.; Kaplan, Inc.; Apollo Group Inc.; Education Management LLC; Embanet Corporation; Capella Education Company; ITT Educational Services, Inc.; Corinthian Colleges, Inc.; and Strayer Education, Inc. and each of their respective subsidiaries, affiliates and successors. The Executive further acknowledges that the Company and/or its subsidiaries provide career-oriented education through physical and web-based virtual campuses throughout the world and, therefore, it is impracticable to identify a limited, specific geographical scope for this Paragraph 8.2. Nothing herein shall prevent the Executive from owning less than two percent (2%) of the capital stock of a company whose stock is publicly traded and that is engaged in Competing Educations Services.

8.3 Non-Solicitation/Non-Hire. Commencing on the Separation Date and for eighteen (18) months thereafter, the Executive will not, directly or indirectly, individually or on behalf of any Person (as defined below) (a) hire, solicit, aid or induce any then-current employee of the Company or Company Affiliates to leave the Company or Company Affiliates to accept employment with or render services for the Executive or such Person, or (b) solicit, aid or induce any then-current student, customer, client, vendor, lender, supplier or sales representative of the Company or Company Affiliates or similar persons engaged in business with the Company or Company Affiliates to discontinue the relationship or reduce the amount of business done with the Company or Company Affiliates. “Person” means any individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity, or any department, agency or political subdivision thereof, or an accrediting body.

8.4 Acknowledgements. The Executive fully understands the nature and burdens of this Paragraph 8. The Executive acknowledges that the provisions of this Paragraph 8 are fair, reasonable, and not excessively broad, that they are necessary to protect important and legitimate business interests of the Company, Company Affiliates and each school, and that in light of the Executive’s education, experience, and capabilities, the Executive can honor all parts of this Paragraph 8 without being prevented from earning a fully adequate livelihood for the Executive and the Executive’s dependents from now throughout any period during which the Executive’s activities are restricted hereunder. The Executive agrees that the covenants in this Paragraph 8 are in addition to any common law, statutory or contractual obligations of the Executive.

8.5 Remedies and Enforcement. The Executive acknowledges that a breach on his part of the terms of the Restrictive Covenants set forth in this Paragraph 8 will cause irreparable damage to the Company and that monetary damages will not provide an adequate remedy to the Company. Accordingly, the Executive agrees that the Company will be entitled to enforce the terms herein in court and seek any and all remedies available to it in equity and law, including, but not limited to, injunctive relief, without the posting of any bond or other security. The Executive agrees to pay the Company’s attorneys’ fees and costs related to the enforcement of such Restrictive Covenants should it succeed on its claim(s). The Executive further acknowledges and agrees that in the event any of the Restrictive Covenants contained in this Paragraph 8, or any part thereof, hereafter is construed to be illegal, invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants. The Executive and the Company expressly empower a court of competent jurisdiction to modify any Restrictive Covenant in this Paragraph 8 to the extent necessary to make it legal, valid, and enforceable.

9. Indemnity and Cooperation: In the event of a lawsuit or claim by a third party in which the Executive is sued either jointly or separately for acts arising out of the scope of the Executive’s employment with the Company, the Company agrees to defend the Executive and hold the Executive harmless in accordance with the Executive’s rights to indemnification under the Company’s certificate of incorporation or bylaws of the Company or any existing Indemnification Agreement between the Executive and the Company. In turn, in the event of any pending or threatened legal action against the Company or the Company Affiliates or Releasees relating to events which occurred during the Executive’s employment, the Executive acknowledges and agrees that he will cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s or the Company Affiliate’s case, including, but not limited to, the execution of affidavits or documents or providing of information requested by the Company or the Company’s counsel. Reasonable out-of-pocket expenses related to such assistance will be reimbursed by the Company, if the Company’s written approval is obtained in advance. In addition, the Executive will be compensated by the Company for his time, at the rate of $100/hour, when requested by the Company to prepare to provide testimony or spend time assisting the Company in any of the foregoing activities or with such matters. The Executive will not, however, be compensated for the time he spends providing testimony. Nothing in this Paragraph should be construed as suggesting or implying that the Executive should testify in any way other than truthfully or provide anything other than accurate, truthful information. The Executive further agrees to provide truthful and timely answers to any reasonable questions the Company may have from time to time about the work the Executive performed during his employment. A failure on the part of the Executive to reasonably cooperate with the Company shall constitute and be treated as a material breach of this Agreement. Any amount paid to the Executive pursuant to this Paragraph 9 for his time shall be paid promptly, and in any event no later than March 15 of the year following the year in which such services occurred. For purposes of complying with Section 409A, with respect to any reimbursement required to be made pursuant to this Paragraph 9, (i) the provision of such reimbursements during one calendar year shall not affect the reimbursements made available in a different calendar year, (ii) such reimbursements shall not be subject to liquidation or exchange for other benefits, and (iii) any reimbursements shall be paid as soon as administratively feasible (or in accordance with the timing prescribed under the applicable Company policy) after the applicable expense is incurred but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred.

10. Company Property: The Executive represents, warrants and covenants that the Executive has returned to the Company (or will return to the Company on or before the Separation Date) all Company property in the Executive’s possession or control, including, without limitation, all telephones, keys, access cards, security badges, credit cards, phone cards, equipment, computer hardware and encryption devices (including but not limited to all computers, Blackberry devices, and personal data assistants), all contents of all such hardware, all passwords and codes needed to obtain access to or operate all or part of any such hardware, all electronic storage devices (including but not limited to all hard drives, disk drives, diskettes, CDs, CD-ROMs, DVDs, and DVD-ROMs), all contents of all such electronic storage devices, all passwords and codes needed to obtain access to or use all or part of any such electronic storage device, all computer software and programs, financial information, accounting records, computer printouts, manuals, data, materials, papers, books, files, documents, records, policies, student information and lists, customer information and lists, marketing information, specifications and plans, data base information and lists, mailing lists, and notes, including but not limited to any property describing or containing any Confidential Information, and the Executive agree that the Executive will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever.

11. General Release, Discharge of All Claims and Agreement Not to Sue: In consideration of the payments and benefits referred to in Paragraph 6 from the Company to the Executive as set forth herein and other consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, on behalf of himself, his dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(a) voluntarily, fully and unconditionally releases and forever discharges the Company, the Company Affiliates, and associated organizations, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them, (hereinafter “Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”), which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any or all said Releasees, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with his employment with and/or separation from the Company, any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as amended, the Employee Retirement Income Security Act, as amended, Illinois civil rights laws and regulations, Illinois wage/hour laws and regulations, or any other federal, state or local law, regulation, ordinance or public policy, and any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit or the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter; and

(b) agrees not to sue any or all of the Releasees with respect to any matter released or discharged herein, except that the Executive may seek a determination of the validity of the waiver of his rights under the ADEA. Nothing in this Agreement is intended to reflect any party’s belief that the waiver of the Executive’s claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

12. Exclusions from General Release and Discharge. Notwithstanding the above, the Executive does not release and discharge (a) any right to continue his group health insurance coverage pursuant to applicable law; (b) any vested benefits in any qualified retirement plan; (c) any claim for breach of this Agreement; and (d) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). The Executive does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on his behalf.

13. Obligations Regarding Section 16 Reporting. The Executive understands that the Company has filed or will file a Form 4 reporting transactions effective June 1, 2009, for his outstanding equity awards under the Company’s equity incentive plans, and agrees that with respect to any such Form 4 or Form 5 filing made on his behalf, regardless of whether it is made with or without his review, (1) he is fully responsible for such filing and the contents of such Form, and (2) neither the Company nor its Insider Trading Compliance Officer (nor any of its or his designees, representative, agents or legal counsel) will have any responsibility or liability with respect to such filing or the contents of such Form. The Executive understands and agrees that other than the Form 4 filing for June 1, 2009, the Company will not undertake to file any additional Forms 4 or 5 or other reports with the Securities and Exchange Commission on his behalf. The Executive further understands and agrees that all responsibility for Section 16 compliance under the Securities Exchange Act of 1934 is his own and that neither the Company nor the Insider Trading Officer (nor any of its or his designees, representatives, agents or legal counsel) will have any responsibility or liability with respect to any failure to file (or delinquent filing of) a Form 4 or 5, any violation of Section 16(a) of the Securities Exchange Act of 1934 or any “short swing profits” under Section 16(b) of that Act.

14. No Representation: The Executive and acknowledges that in executing this Agreement he does not rely and has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

15. No Assignment: The Executive represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and the Executive agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all disputes based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any claims or any portion thereof or interest therein.

16. Severability: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given their intended effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable. If, however, a court of competent jurisdiction finds that any release by the Executive in Paragraph 11 above is illegal, void, or unenforceable, the Executive will promptly sign a release, waiver, and/or agreement that is legal and enforceable to the greatest extent permitted by law.

17. No Continuing Relationship: The Executive and the Company acknowledge that any employment, contractual or other relationship between the Executive and the Company terminated as of the Separation Date and that they have no further employment, contractual or other relationship except as may arise out of this Agreement. The Executive waives any right or claim to reinstatement as an employee of the Company, and will not seek employment, an independent contractor relationship or any relationship in the future with the Company.

18. Voluntary Execution of Agreement and Consultation with Counsel: The Executive is hereby advised to consult with an attorney prior to executing this Agreement. The Executive represents, warrants and agrees that he has carefully read the Agreement and understands its meaning and has had the opportunity to seek independent legal advice from an attorney of his choice with respect to the advisability of this Agreement and is signing this Agreement, knowingly, voluntarily and without any coercion or duress. The Executive further acknowledges that he has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement. The Executive may execute this Agreement at any time within the twenty-one day period and by doing so The Executive waives any right to the remaining days.

19. Revocability of Agreement: The Executive has the right to revoke this Agreement, solely with respect to his release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, for up to seven (7) days after the Executive signs it. In order to revoke this Agreement, the Executive must sign and send a written notice of the decision to do so, following the notice provisions set forth in Paragraph 19, below, which must be received no later than the eighth day after the Executive executes the Agreement. If the Executive revokes this Agreement, the Executive will not be entitled to the consideration from the Company described herein.

20. Notice: All notices, requests, demands and other communications hereunder to either party shall be in writing and shall be delivered, either by hand, by facsimile, by overnight courier or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as the party may subsequently designate:

To the Company:

Senior Vice President of Human Resources Career Education Corporation 2895 Greenspoint Parkway – Suite 600 Hoffman Estates, Illinois 60169 Fax: 847-585-

To the Executive:

Leonard A. Mariani

21. Governing Law: This Agreement is made and entered into in the State of Illinois and shall be interpreted, enforced and governed under Illinois law, without regard to its conflict of laws principles.

22. Binding Effect: This Agreement shall be binding upon the Executive and upon his dependents, heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of the Company and others released in this Agreement, and to their respective dependents, heirs, representatives, executors, administrators, successors and assigns.

23. No Presumption: This Agreement shall be construed and interpreted as if all of its language were prepared jointly by the Executive and the Company. No language in this Agreement shall be construed against a party on the ground that such party drafted or proposed that language.

24. Violation of Agreement. If the Executive or the Company prevails in a legal or equitable action claiming that the other party has breached this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys’ fees and costs incurred by the prevailing party in connection with such action.

25. Execution of Counterparts: This Agreement may be executed in counterparts, but shall be construed as if signed in one document.

26. Entire Agreement: This Agreement constitutes and contains the entire agreement and understanding concerning the Executive’s employment with and separation from the Company and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof, except for the parties’ agreements relating to indemnification, trade secrets, confidential and proprietary information, copyrights, and the like, if any, which shall remain in force and effect in accordance with the terms thereof. The Executive represents and agrees that no promises, statements or inducements have been made to him which caused him to sign this Agreement other than those which are expressly stated in this Agreement. This is an integrated document and may not be altered except by written agreement signed by an officer designated by the Company, and the Executive.

I have carefully read the entire Agreement and accept and agree to the provisions it contains and hereby execute it voluntarily and with full understanding of its consequences.

Executed this     12th     day of     June            , 2009.

Leonard A. Mariani

CAREER EDUCATION CORPORATION

DATED:	By:
Name:
Title:

9